UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

One Main Street, Suite 800

Cambridge, MA 02142

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 500-7867

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 11, 2016, Aegerion Pharmaceuticals, Inc. (the “Company”) issued a press release reporting, among other things, its preliminary, unaudited net product sales for the year ended December 31, 2015, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2016, the Company announced that Mary T. Szela has been appointed Chief Executive Officer, effective January 6, 2016. Ms. Szela succeeds Sandford D. Smith, a member of the Board of Directors of the Company (the “Board”), who had served as interim Chief Executive Officer of the Company effective since July 2015. The Board has appointed Mr. Smith as Chairman of the Board, succeeding David Scheer, who will remain a director of the Company.

Ms. Szela was appointed Chairperson of the board of directors of Melinta Therapeutics, Inc. in January 2013 and served as Chief Executive Officer from 2013 to 2015. From 2010 to 2012, Ms. Szela was Senior Vice President of Global Strategic Marketing and Services at Abbott Laboratories Pharmaceutical Products Group and also served as its Senior Vice President of U.S. Pharmaceuticals from 2008 to 2009. Prior to this role, Ms. Szela served more than two decades in senior leadership roles at Abbott Laboratories. Ms. Szela is also a member of the board of directors of Novo Nordisk A/S and Coherus Biosciences, Inc. Ms. Szela earned a B.S. in nursing and Master of Business Administration from the University of Illinois.

Pursuant to Ms. Szela’s employment agreement with the Company (the “Employment Agreement”), Ms. Szela will receive a base salary of $689,550 per year and will be eligible to receive an annual cash bonus based on achievement of certain performance goals with a target of 60% of her base salary. In addition, Ms. Szela was granted an option to purchase 600,000 shares of the Company’s common stock, which options shall vest and become exercisable with respect to 150,000 shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month over the subsequent three years, such that all options will be fully vested on the fourth anniversary of the grant date.

If the Company terminates Ms. Szela’s employment without Cause or Ms. Szela resigns with Good Reason, as each term is defined in the Employment Agreement, Ms. Szela will be eligible for (a) payment of her accrued but unpaid base salary, any unpaid or unreimbursed expenses and any accrued but unused vacation through the date of termination; and (b) continued payment of her base salary for 12 months following the termination date (collectively, the “Severance Benefits”). Further, if within 18 months following a Sale Event (as defined in the Company’s Inducement Plan and/or 2010 Stock Option and Incentive Plan) Ms. Szela’s employment is (a) terminated by the Company for any reason (other than as a result of her death or disability or a with Cause termination that occurs for certain specified reasons) or (b) terminated by Ms. Szela with Good Reason, then Ms. Szela will be eligible to receive, in addition to the Severance Benefits: (i) acceleration of the vesting of 100% of Ms. Szela’s then outstanding unvested equity awards and (ii) payment of a pro rata portion of Ms. Szela’s target annual bonus for the year in which the termination of employment occurs.

In addition, pursuant to the Employment Agreement, the Company will, during the term of her employment, (a) provide Ms. Szela with a housing allowance of up to $7,200 per month; (b) reimburse Ms. Szela for reasonable commuting expenses between the Chicago, Illinois area and the Cambridge, Massachusetts area, including air travel; (c) offset any tax liability of Ms. Szela associated with such housing allowance and commuting expense reimbursements; and (d) reimburse Ms. Szela for incurrence of fees for tax and financial planning up to $15,000 on an annual basis, subject to the Company’s receipt of appropriate documentation and substantiation of the same.

There is no arrangement or understanding between Ms. Szela and any other person pursuant to which Ms. Szela was selected as the Company’s Chief Executive Officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Ms. Szela has a direct or indirect material interest. There are no family relationships between Ms. Szela and any of the directors or officers of the Company or any of its subsidiaries.

The foregoing summary of certain terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On January 7, 2016, the Company issued a press release announcing Ms. Szela’s appointment, which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On January 7, 2016, the Company entered into a second amendment (the “Second Amendment”) to the forbearance agreement dated November 9, 2015, as amended on December 7, 2015, between the Company and Silicon Valley Bank (“SVB”), pursuant to which SVB has agreed to extend the forbearance period relating to the Company’s default under its Loan and Security Agreement with SVB through June 30, 2016. Under the forbearance agreement, as amended by the Second Amendment, SVB has agreed not to take any action during the forbearance period as a result of the Company’s default. In addition, pursuant to the terms of the Second Amendment, SVB has terminated the Company’s revolving line of credit. The Company plans to continue to engage in discussions with SVB during the forbearance period regarding the default and the loan to seek a resolution of this matter.

The foregoing summary of certain terms of the Second Amendment is qualified in its entirety by the terms of the Second Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Employment Agreement with Mary T. Szela, dated January 7, 2016.

99.1	Press Release, dated January 11, 2016.

99.2	Press Release, dated January 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2016

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Benjamin Harshbarger
Benjamin Harshbarger
Acting General Counsel